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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                         APRIL RESULTS VS. PLAN                 Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           April, 1996     Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $20.0    $25.3    $14.2    $14.2

Cash Generated from (Used in) Operations:
   Net Income (Loss)                         1.1     (0.7)    (7.0)    (9.2)
   Non-Cash Income Tax Exp (Ben)             0.5     (0.3)    (2.9)    (3.8)
   Other                                     0.7      0.6     (1.2)    (0.3)
                                        ------------------------------------
Cash Provided by (Used in) Operations        2.3     (0.4)   (11.1)   (13.3)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (34.0)   (17.1)   (75.8)   (73.6)
   Trade Payables increase (decrease)       16.0     12.7     58.9     26.5
   All Other                                (5.2)    (6.1)   (22.1)   (21.5)
                                        ------------------------------------
Net Changes in Working Capital             (23.2)   (10.5)   (39.0)   (68.6)

Capital Expenditures                        (0.5)    (2.8)    (5.6)    (7.5)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     24.9     10.0     79.2    110.7
   Capital Lease Payments                   (0.4)    (0.3)    (1.0)    (0.9)
   Long-Term Debt Payments                  (0.2)    (0.8)    (9.8)    (9.8)
   Restructuring and Other                  (4.1)    (0.6)    (7.8)    (4.9)
   Financing Fee Payments                      -     (0.7)    (0.3)    (0.7)
                                        ------------------------------------
Total Other                                 20.2      7.6     60.3     94.4
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (1.2)    (6.1)     4.6      5.0
                                        ------------------------------------

Ending Cash & Cash Equivalents             $18.8    $19.2    $18.8    $19.2
                                        ====================================

(a)As reported on Form 8-K dated February 21, 1996


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